Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of Jefferies Credit Partners BDC Inc. is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 2, 2024

JEFFERIES FINANCE LLC

By:	/s/ Adam Klepack
Name:	Adam Klepack
Title:	Authorized Signatory

JFIN PARENT LLC

By:	/s/ Adam Klepack
Name:	Adam Klepack
Title:	Authorized Signatory

JEFFERIES FINANCIAL GROUP INC.

By:	/s/ Michael J. Sharp
Name:	Michael J. Sharp
Title:	EVP & General Counsel

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Helder P. Pereira
Name:	Helder P. Pereira
Title:	Authorized Signatory